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                                                                    EXHIBIT 23.1

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the use in Amendment No. 1 to Form SB-2, Registration Statement under the Securities Act of 1933, of Avery Communications, Inc. of our report dated March 9, 2001 on the financial statements of Avery Communications, Inc. as of and for the years ended December 31, 2000 and 1999, accompanying the financial statements contained in Amendment No. 1 to Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Amendment No. 1 to Form SB-2.

                                           /s/ King Griffin & Adamson P.C.
                                          _____________________________________
                                               KING GRIFFIN & ADAMSON P.C.

Dallas, Texas

May 9, 2001